UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2008

SUNESIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51531	94-3295878
(Commission File No.)	(IRS Employer Identification No.)

341 Oyster Point Boulevard
South San Francisco, California 94080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 266-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 2, 2008, the Compensation Committee of the Board of Directors of Sunesis Pharmaceuticals, Inc. committed to a restructuring plan that will result in an immediate reduction of approximately 60% of Sunesis’ workforce, including the winding down of its research activities. Employees directly affected by the restructuring plan have received notification and will be provided with severance payments, outplacement assistance and the ability to extend the exercisability of their outstanding options until the later of (a) the existing expiration date of such options and (b) June 30, 2009. Sunesis announced that the restructuring plan was undertaken to focus on the advanced clinical development of Sunesis’ lead oncology product candidate, voreloxin (formerly SNS-595). The restructuring is intended to reduce Sunesis’ operating expenses. Sunesis expects to complete the restructuring plan by August 29, 2008.

As a result of the restructuring plan, Sunesis estimates that it will record a one-time restructuring charge of approximately $10.7 million in the second quarter of 2008. Approximately $8.0 million of this charge is related to the closing of Sunesis’ research facility. Approximately $2.5 million of this charge represents cash payments over the next twelve months for severance and other personnel-related expenses and approximately $0.4 million of this charge represents potential cash payments for real estate commission in connection with the sublease of Sunesis’ research facility. The majority of the severance payments will be paid out during the third quarter of 2008. The severance-related charge that Sunesis expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may materially differ. Sunesis may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

This current report contains “forward-looking” statements, including but not limited to statements with respect to the expected timing for completion of the restructuring plan; estimated restructuring charges to be incurred by Sunesis in the second quarter; anticipated benefits of the restructuring; potential safety and efficacy and commercial potential of voreloxin (formerly SNS-595); planned additional clinical testing and development efforts for Sunesis’ programs; the timing of enrollment in the ongoing Phase 2 clinical trial for voreloxin; the timing of announcements of clinical results for Sunesis’ programs; Sunesis’ plans to monetize its extensive fragment-based drug discovery capabilities and/or intellectual property portfolio; the advancement of compounds with Sunesis’ collaboration partners to clinical trials in 2008; the anticipated costs incurred by Sunesis in connection with the restructuring; and Sunesis’ anticipated burn rate for the second half of 2008. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Sunesis’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that Sunesis’ drug discovery and development activities or those of its partners, including enrollment and reporting of results, could be halted significantly or delayed for various reasons; the risk that Sunesis’ clinical trials for voreloxin or its other programs may not demonstrate safety or efficacy or lead to regulatory approval; the risk that preliminary data and trends may not be predictive of future data or results; the risk that Sunesis’ preclinical studies and clinical trials may not satisfy the requirements of the FDA or other regulatory agencies; risks related to the conduct of Sunesis' clinical trials and manufacturing; the risk that Sunesis may not be able to monetize its fragment-based drug discovery capabilities and/or intellectual property portfolio; the risk that Sunesis’ restructuring costs may be greater than anticipated; the risk that Sunesis’ workforce reduction and any future workforce and expense reductions may have an adverse impact on Sunesis’ internal programs, Sunesis’ ability to hire and retain key personnel and may be distracting to management; and risks related to Sunesis’ need for additional funding and other risks detailed from time to time in Sunesis’ SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2007, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, and other periodic filings with the SEC. Sunesis does not undertake any obligation to update forward-looking statements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the restructuring, Daniel C. Adelman, M.D., Senior Vice President, Development and Chief Medical Officer, will be leaving the company on June 6, 2008, and Robert S. McDowell, Ph.D., Vice President, Research, will be leaving the company on August 4, 2008. Dr. Adelman is entitled to receive nine months of his base salary, continued health benefits for up to nine months (which may be terminated earlier upon coverage by Dr. Adelman by a new employer) as well as the acceleration of twelve months of vesting on each of his outstanding stock option grants, as provided under his existing Executive Severance Benefits Agreement with Sunesis, dated August 8, 2005, which was filed as Exhibit 10.9 to Amendment No. 4 to Sunesis’ Registration Statement on Form S-1 (SEC File No. 333-121646), which was filed with the SEC on September 1, 2005. Dr. McDowell is entitled to receive six months of his base salary, continued health benefits for up to six months (which may be terminated earlier upon coverage by Dr. McDowell by a new employer) as well as the acceleration of twelve months of vesting on each of his outstanding stock option grants, as provided under his Executive Severance Benefits Agreement with Sunesis, dated August 4, 2005, which was filed as Exhibit 10.54 to Sunesis’ Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008. These agreements were recently updated, along with the executive severance benefits agreements of all of Sunesis’ executives, to conform to modifications in the governing tax laws; the benefits under these agreements were not materially modified.

Each of Drs. Adelman and McDowell will also be afforded the opportunity to extend the exercisability of their stock options as described under Item 2.05 above and have until July 1, 2008 to accept this benefit.

Upon execution of a general release in favor of Sunesis, each of Drs. Adelman and McDowell will receive the benefits described above. In addition, assuming Dr. McDowell executes such a release, he will receive a cash bonus for his performance during the first half of 2008 of approximately $33,000.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
99.1	Press release, dated as of June 3, 2008, entitled “Sunesis Pharmaceuticals Focuses Resources on Development of Voreloxin (SNS-595).”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: June 4, 2008
	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Senior Vice President, Corporate Development and Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1	Press release, dated as of June 3, 2008, entitled “Sunesis Pharmaceuticals Focuses Resources on Development of Voreloxin (SNS-595).”